UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

VARIAN, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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Filed by Varian, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Varian, Inc.

Commission File No.: 000-25393

Varian, Inc.

3120 Hansen Way

Palo Alto, CA. 94304 U.S.A.

www.varianinc.com

To: All Varian, Inc. Sales and Support Personnel

By now you have had a few days to digest the news of the agreement with Agilent Technologies to buy Varian, Inc. The Varian sales and support team is one of our company’s finest assets and so I have been eager to write to you and speak with you. I am traveling to many field sites already to do so.

I want to express to you very clearly why I think this is such a positive event. I am convinced that this is a great move for customers and our employees.

When I look ahead to when the transaction is complete here is what I see: Our employees will be able to innovate and grow through leveraging Agilent’s global scale, technology and financial resources. Our customers will have an exceptionally comprehensive set of solutions at their service. Both employees and customers will be pleased to be associated with Agilent given its strong reputation for quality, integrity and customer loyalty.

Clearly, the view from Agilent is just as positive. I don’t speak for them, but just examine the facts. They are a prudent and visionary company. They did their homework and concluded that you, the relationships that you built and the technology and products that your colleagues developed are worth $1.5 Billion. With that, and in many other ways, they clearly expressed their high opinion of the company we have all built. You should feel very proud and confident. It is only logical that, once the transaction closes, they will work very hard to preserve that value and build on it.

This brings me to a topic that is on many people’s minds: Concern about Varian people’s jobs. As we have communicated, at the time of close Varian employees will become Agilent employees. After the acquisition is completed some restructuring will happen. Agilent has emphasized that the restructuring will affect Agilent’s LSCA business as well as Varian. This means that none of you should assume that because a similar job exists at Agilent that it will automatically mean that the Varian person will be cut. Agilent intends to make the most of the acquisition by integrating Varian people and partners that complement or exceed the capabilities of current Agilent resources. Nobody knows exactly what will happen, but remember that Agilent is keenly interested in understanding and protecting who and what creates value here. You are recognized across the industry as a superb sales and support force. My advice is to remain keenly aware of that and to focus on what you can control. Collaboratively and ethically maximizing your results in the near team is bound to be personally and professional rewarding.

Customers

I know that customers are asking you many questions about what this means for them. As always, your calm and confident approach to the situation will promote the same feelings in them. First, educate them on the transaction status and what it really means—that we are still a standalone company. Some people hear a brief news item or may get a short note from a friend and assume that the transaction is complete and that all their dealings with Varian need to somehow change. Once people realize that Varian will continue to exist as a separate company for a number of months and that, even after the transaction closes, changes will be implemented over time, many of their concerns will abate.

The single biggest thing that we must emphasize is the fact that Agilent values all of our company relationships and so is committed to supporting all Varian customers after the transaction is complete. This means that customers can make their purchase decisions now based on the same considerations they used before, confident in the knowledge that after the completion of the acquisition, Agilent will support every product that customers have purchased or will purchase from Varian.

Varian people have always had the will to do what was needed to create value and this transaction is another major demonstration of that spirit. Because the two companies are so complementary and because growth of the combined entity will be driven by great customer relationships and technological innovation, Varian’s unique capabilities will remain vital long after you become part of Agilent. As the transaction and the integration process more forward, your support and talent will be critical to the success. I, and all your fellow employees, will appreciate your continued hard work and dedication to making sure that Varian’s field organization distinguishes itself in this unique time.

Garry Rogerson

Additional Information and Where to Find It

Varian, Inc. (“Varian”) plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with the proposed merger with Cobalt Acquisition Corp., pursuant to which Varian would be acquired by Agilent Technologies, Inc. (the “Merger”). The proxy statement will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Varian through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement from Varian by contacting Investor Relations by telephone at +1 (650) 424-5471, by mail at Varian, Inc., 3120 Hansen Way, Palo Alto, California 94304-1030, Attn: Investor Relations, by e-mail at ir@varianinc.com, or by going to Varian’s Investor Relations page on its corporate web site at www.varianinc.com (click on “Investors”, then on “SEC Filings”).

Varian and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Varian in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Varian’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on December 19, 2008. This document is available free of charge at the SEC’s web site at www.sec.gov, and from Varian by contacting Investor Relations by telephone at +1 (650) 424-5471, by mail at Varian, Inc., 3120 Hansen Way, Palo Alto, California 94304-1030, Attn: Investor Relations, by e-mail at ir@varianinc.com, or by going to Varian’s Investor Relations page on its corporate web site at www.varianinc.com (click on “Investors”, then on “SEC Filings”).

Note on Forward-Looking Statements

This letter contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the expected benefits of the proposed Merger, the ability of the parties to consummate the proposed Merger and the expected timing of closing of the proposed Merger. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, the ability of Agilent to successfully integrate Varian’s operations and employees, the ability to realize anticipated synergies and cost savings of the proposed Merger, and such other risks as identified in Varian’s Annual Report on Form 10-K for the fiscal year ended October 3, 2008, and Varian’s most recent Quarterly Report on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. Varian assumes no obligation to update any forward-looking statement contained in this guide.